CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 23, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Jinpan International Limited on Form 20-F for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 registering the shares under the 2006 Stock Incentive Plan of Jinpan International Limited.

Grant Thornton

Grant Thornton
Hong Kong
January 19, 2007